Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY REPORTS RESULTS FOR FIRST QUARTER OF 2008

•	Company reports net income of $96.0 million, or $1.50 per diluted share

•	Adjusted net income per diluted share of $1.15

•	Quarterly production of 28.3 BCFE exceeds guidance of 27.0 – 28.0 BCFE, driven by strong results in the ArkLaTex and Permian regions

•	Divestiture of non-core properties drives production expense below guidance

DENVER, May 1, 2008– St. Mary Land & Exploration Company (NYSE: SM) today reports financial results from the first quarter of 2008.

 MANAGEMENT COMMENTARY

Tony Best, President and CEO, commented, “St. Mary had a successful first quarter of 2008.  We performed well operationally, as evidenced by our better than anticipated production and lease operating cost results.  Our divestiture of non-core properties was successfully executed, which allows us to focus on key growth projects and helps improve our cost structure.  We have posted strong earnings and cash flow numbers, which are a result of our execution on our business plan, the growth and improvement of our portfolio, and strong commodity prices.  I am very pleased with how the Company is positioned entering the second quarter.”

FIRST QUARTER 2008 RESULTS

Earnings for the first quarter of 2008 were $96.0 million, or $1.50 per diluted share, which included an after-tax gain of $35.3 million related to the sale of non-strategic assets that closed on January 31, 2008.  This compared to $40.0 million, or $0.63 per diluted share, for the same period in the prior year.  Adjusted net income, which adjusts for significant non-recurring and non-cash items, was $73.6 million or $1.15 per diluted share, for the quarter versus $45.5 million, or $0.71 per diluted share, for the first quarter of 2007.  Discretionary cash flow increased to $198.0 million for the first quarter of 2008 from $141.5 million in the same period of the preceding year.  Net cash provided by operating activities increased to $142.5 million for the first quarter of 2008 from $126.1 million in the same period in 2007.  Adjusted net income and discretionary cash flow are non-GAAP financial measures – please refer to the respective reconciliation in the accompanying Financial Highlights section at the end of this release.

Revenues for the quarter were $362.1 million compared to $221.0 million for the same period in 2007.  The Company’s oil and gas production exceeded guidance for the first quarter of 2008 due to stronger than budgeted performance in the ArkLaTex and Permian regions.  Reported daily oil and gas production for the quarter increased 10% year over year to an average of 311.5 MMCFED in the first quarter of 2008 from 283.1 MMCFED in the first quarter of 2007.  Excluding the properties that were sold in the January 2008 divestiture, total oil and gas production from the retained properties increased 15% year over year.  St. Mary’s operating margin increased to $7.26 per MCFE for the quarter, up 26% from $5.78 per MCFE in the first quarter of 2007.

Average realized prices, inclusive of hedging activities, were $8.69 per Mcf and $76.24 per barrel in the first quarter of 2008, which is an increase of 8% and 45%, respectively, from the same period a year ago.  Average prices, excluding hedging activities, were $8.53 per Mcf and $92.33 per barrel during the quarter.  These were 25% and 75% higher, respectively, than the first quarter of 2007.

Lease operating and transportation expense was lower than guidance and decreased 9% between the first quarters of 2007 and 2008 on a per MCFE basis.  A key driver of this improved performance was the divestiture of non-strategic properties in January of 2008.  The divested properties were a relatively small portion of the production base, but they had a higher operating and workover cost structure compared to the retained assets.  The increase in depletion and depreciation expense between the two periods reflects the higher finding cost environment experienced by the industry in recent years to acquire and develop properties.  General and administrative expense came in below guidance for the quarter as a result of lower than budgeted stock compensation expense as well as a higher than forecasted allocation of compensation to exploration expense.  Year over year, general and administrative expense increased as a result of increased headcount and larger Net Profits Plan payments.  The increase in the expense recognized in the first quarter of 2008 related to the change in the Net Profits Plan liability is the result of commodity prices increasing during the quarter.

CURRENT FINANCIAL POSITION

As of March 31, 2008, St. Mary had total long-term debt of $564.0 million, comprised of $287.5 million in 3.50% Senior Convertible Notes and $276.5 million drawn under our existing long-term credit facility.  The Company’s debt to book capitalization ratio as of the end of the quarter was 41%.  Currently, the Company has a borrowing base of $1.4 billion and a commitment amount of $500 million under its credit facility.

EARNINGS CALL INFORMATION

The Company has scheduled a teleconference call to discuss first quarter 2008 earnings results on May 2, 2008, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through May 16, 2008, at 800-642-1687, conference number 44042108.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 44042108.  In addition, the call will be broadcast live through St. Mary’s website at  www.stmaryland.com and the earnings press release and financial highlights will be available before the call.  An audio recording of the conference call will be available at that site through May 16, 2008.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
March 31, 2008
(Unaudited)

Production Data:
	For the Three Months Ended
	March 31,
	2008	2007	Percent Change

Average realized sales price, before hedging:
Oil (per Bbl)	$92.33	$52.61	75%
Gas (per Mcf)	$8.53	$6.82	25%

Average realized sales price, net of hedging:
Oil (per Bbl)	$76.24	$52.62	45%
Gas (per Mcf)	$8.69	$8.04	8%

Production:
Oil (MMBbls)	1.67	1.71	-2%
Gas (Bcf)	18.34	15.22	21%
BCFE (6:1)	28.35	25.48	11%

Daily production:
Oil (MBbls per day)	18.3	19.0	-4%
Gas (MMcf per day)	201.6	169.1	19%
MMCFE per day (6:1)	311.5	283.1	10%

Margin analysis per MCFE:
Average realized sales price, before hedging	$10.95	$7.60	44%

Average realized sales price, net of hedging	$10.11	$8.34	21%
Lease operating expense and transportation	1.38	1.51	-9%
Production taxes	0.72	0.54	33%
General and administrative	0.75	0.51	47%
Operating margin	$7.26	$5.78	26%
Depletion, depreciation, amortization, and
asset retirement obligation liability accretion	$2.48	$1.92	29%

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
March 31, 2008
(Unaudited)
Consolidated Statements of Operations
(In thousands, except per share amounts)	For the Three Months Ended
	March 31,
	2008	2007

Operating revenues:
Oil and gas production revenue	$310,432	$193,706
Realized oil and gas hedge gain (loss)	(23,950)	18,684
Marketed gas system and other operating revenue	19,603	8,616
Gain on sale of proved properties	56,017	-
Total operating revenues	362,102	221,006

Operating expenses:
Oil and gas production expense	59,476	52,320
Depletion, depreciation, amortization
and asset retirement obligation liability accretion	70,354	48,959
Exploration (1)	14,308	19,019
Abandonment and impairment of unproved properties	1,008	1,484
General and administrative (1)	21,128	12,891
Change in Net Profits Plan liability	13,626	4,965
Marketed gas system and other operating expense	18,445	7,952
Unrealized derivative loss	6,417	3,904
Total operating expenses	204,762	151,494

Income from operations	157,340	69,512

Nonoperating income (expense):
Interest income	97	103
Interest expense	(4,971)	(6,053)

Income before income taxes	152,466	63,562
Income tax expense	56,470	23,612

Net income	$95,996	$39,950

Basic weighted-average common shares outstanding	62,861	57,011

Diluted weighted-average common shares outstanding	64,045	64,908

Basic net income per common share	$1.53	$0.70

Diluted net income per common share	$1.50	$0.63

(1) As a result of a change in circumstances in 2007, the Company began classifying all payments made under the Net Profits Plan to exploration overhead only for those individuals who are currently employed by St. Mary and who continue to be involved in the Company's exploration efforts. This change was made to reflect current distributions being made and accrued for under the Net Profits Plan for former employees as being fully allocated to general and administrative expense since there is no longer any functional link to geologic and geophysical or exploration related work by those former employees. The entire impact for 2007 was recorded in the fourth quarter. The quarterly financial information presented for 2007 throughout the unaudited consolidated financial statements has been reclassified to reflect the change.
The reclassification had no impact on total operating expenses, income from operations, income before income taxes, net income, basic net income per common share, or diluted net income per common share as it was solely a reclassification between two line items within the consolidated statements of operations. Refer to Note 14 of Part II, Item 8 within the 2007 Form 10-K/A for additional discussion.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
March 31, 2008
(Unaudited)

Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31,	December 31,
ASSETS	2008	2007
Current assets:
Cash and cash equivalents	$7,511	$43,510
Short-term investments	1,187	1,173
Accounts receivable	200,385	159,149
Refundable income taxes	-	933
Prepaid expenses and other	12,022	14,129
Accrued derivative asset	1,181	17,836
Deferred income taxes	58,956	33,211
Total current assets	281,242	269,941

Property and equipment (successful efforts method), at cost:
Proved oil and gas properties	2,851,809	2,721,229
Less - accumulated depletion, depreciation, and amortization	(823,410)	(804,785)
Unproved oil and gas properties, net of impairment allowance
of $9,554 in 2008 and $10,319 in 2007	153,148	134,386
Wells in progress	146,932	137,417
Oil and gas properties held for sale less accumulated depletion,
depreciation, and amortization	27,181	76,921
Other property and equipment, net of accumulated depreciation
of $11,940 in 2008 and $11,549 in 2007	9,755	9,230
	2,365,415	2,274,398

Noncurrent assets:
Goodwill	9,452	9,452
Accrued derivative asset	1,744	5,483
Other noncurrent assets	12,434	12,406
Total noncurrent assets	23,630	27,341

Total Assets	$2,670,287	$2,571,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$285,481	$254,918
Accrued derivative liability	156,345	97,627
Deposit associated with oil and gas properties held for sale	-	10,000
Total current liabilities	441,826	362,545

Noncurrent liabilities:
Long-term credit facility	276,500	285,000
Senior convertible notes	287,500	287,500
Asset retirement obligation	100,171	96,432
Asset retirement obligation associated with oil and gas properties held for sale	1,104	8,744
Net Profits Plan liability	225,032	211,406
Deferred income taxes	289,050	257,603
Accrued derivative liability	235,795	190,262
Other noncurrent liabilities	9,813	8,843
Total noncurrent liabilities	1,424,965	1,345,790

Stockholders' equity:
Common stock, $0.01 par value: authorized - 200,000,000 shares;
issued: 61,501,825 shares in 2008 and 64,010,832 shares in 2007;
outstanding, net of treasury shares: 61,301,725 shares in 2008
and 63,001,120 shares in 2007	615	640
Additional paid-in capital	64,923	170,070
Treasury stock, at cost: 200,100 shares in 2008 and 1,009,712 shares in 2007	(2,804)	(29,049)
Retained earnings	971,570	878,652
Accumulated other comprehensive loss	(230,808)	(156,968)
Total stockholders' equity	803,496	863,345

Total Liabilities and Stockholders' Equity	$2,670,287	$2,571,680

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
March 31, 2008
(Unaudited)

Consolidated Statements of Cash Flows
(In thousands)
	For the Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Reconciliation of net income to net cash provided
by operating activities:
Net income	$95,996	$39,950
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of proved properties	(56,017)	-
Depletion, depreciation, amortization,
and asset retirement obligation liability accretion	70,354	48,959
Exploratory dry hole expense	690	9,569
Abandonment and impairment of unproved properties	1,008	1,484
Unrealized derivative loss	6,417	3,904
Change in Net Profits Plan liability	13,626	4,965
Stock-based compensation expense (2)	3,310	2,967
Deferred income taxes	50,089	21,237
Other	3,627	(125)
Changes in current assets and liabilities:
Accounts receivable	(41,236)	7,762
Refundable income taxes	933	-
Prepaid expenses and other	(336)	2,319
Accounts payable and accrued expenses	(5,142)	(16,003)
Income tax benefit from the exercise of stock options	(860)	(913)
Net cash provided by operating activities	142,459	126,075

Cash flows from investing activities:
Proceeds from sale of oil and gas properties	130,400	324
Capital expenditures	(161,306)	(135,183)
Acquisition of oil and gas properties	(53,031)	(1,186)
Other	(10,007)	16
Net cash used in investing activities	(93,944)	(136,029)

Cash flows from financing activities:
Proceeds from credit facility	389,000	19,000
Repayment of credit facility	(397,500)	(3,000)
Repayment of short-term note payable	-	(4,469)
Income tax benefit from the exercise of stock options	860	913
Proceeds from sale of common stock	328	779
Repurchase of common stock	(77,202)	-
Net cash provided by (used in) financing activities	(84,514)	13,223

Net change in cash and cash equivalents	(35,999)	3,269
Cash and cash equivalents at beginning of period	43,510	1,464
Cash and cash equivalents at end of period	$7,511	$4,733

(2) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the consolidated statements of operations. During the periods ended March 31, 2008, and 2007, respectively, $1.1 million and $1.0 million of stock-based compensation expense was included in exploration expense. During the periods ended March 31, 2008, and 2007, respectively, $2.2 million and $1.9 million of stock-based compensation expense was included in general and administrative expense.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
March 31, 2008
(Unaudited)

Adjusted Net Income
(In thousands, except per share data)

Reconciliation of Net Income (GAAP)	For the Three Months Ended
to Adjusted Net Income (Non-GAAP):	March 31,
	2008	2007

Reported Net Income (GAAP)	$95,996	$39,950

Change in Net Profits Plan liability	13,626	4,965
Unrealized derivative loss	6,417	3,904
Gain on sale of proved properties	(56,017)	-
Loss on insurance settlement (3)	480	-
Total of adjustments	(35,494)	8,869

Tax effect on adjustments	13,146	(3,295)

Adjusted Net Income (Non-GAAP) (4)	$73,648	$45,524

Adjusted Net Income Per Share (Non-GAAP)
Basic	$1.17	$0.80
Diluted	$1.15	$0.71

Average Number of Shares Outstanding
Basic	62,861	57,011
Diluted	64,045	64,908

(3) Included within line item marketed gas system and other operating revenue on the consolidated statements of operations.

(4) Adjusted net income is calculated as net income adjusted for significant non-cash and non-recurring items. Examples of non-cash charges include non-cash gains or losses resulting from changes in the Net Profits Plan liability and unrealized derivative gains and losses.
Examples of non-recurring items include gains on sale of proved properties and loss on insurance settlement. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of St. Mary’s fundamental business on a recurring basis. In addition, management believes that adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all, items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

ST. MARY LAND & EXPLORATION COMPANY
FINANCIAL HIGHLIGHTS
March 31, 2008
(Unaudited)

Discretionary Cash Flow
(In thousands)

Reconciliation of Net Cash Provided by Operating
Activities (GAAP) to Discretionary Cash Flow (Non-GAAP):
	For the Three Months Ended
	March 31,
	2008	2007
Net cash provided by operating activities (GAAP)	$142,459	$126,075

Exploration (1)	14,308	19,019
Less: Exploratory dry hole expense	(690)	(9,569)
Less: Stock-based compensation expense included in exploration	(1,069)	(1,004)
Other	(3,627)	125
Changes in current assets and liabilities	46,641	6,835

Discretionary cash flow (Non-GAAP) (5)	$198,022	$141,481

(5) Discretionary cash flow is computed as net income adjusted for depreciation, depletion, amortization, asset retirement obligation liability accretion, impairments, deferred taxes, exploration expense, stock-based compensation expense, non-cash changes in the Net Profits
Plan liability, and the effect of unrealized derivative gains and loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary’s ability to internally generate funds for exploration, development, and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies. See the Consolidated Statements of Cash Flows herein for more detailed cash flow information.